UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17,  2009

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 West Jefferson Street, Suite 300

Boise, Idaho 83702-5389

(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On November 17, 2009, Boise Cascade Holdings, L.L.C. (“BCH”) entered into an Underwriting Agreement with Goldman Sachs & Co. and certain other underwriters named therein (collectively the “Underwriters”), certain other selling shareholders named therein and Boise Inc. (“BZ”) under which BCH agreed to sell to the Underwriters and the Underwriters agreed to purchase from BCH and distribute to the public in a firm underwriting, 15,000,000 shares of BCH’s holdings of the common stock of BZ at an offering price to the public of $4.85.  The agreement provides for an underwriters’ discount of 5.25%, which yields BCH a net price per share of $4.5954 and net proceeds from the sale of $68,931,000, before transaction expenses. We completed the sale of 15,000,000 shares on November 23, 2009.

Pursuant to the terms of the Underwriting Agreement, BCH also granted the underwriters a 30-day option to purchase up to an additional 2,550,000 shares of the common stock of BZ at the same net price to BCH. No notice of exercise of this option has been received.

The shares to be sold by BCH are being offered and sold under a Prospectus Supplement and related prospectuses filed with the Securities and Exchange Commission pursuant to BZ’s Registration Statement on Form S-3 (No. 333-155595) (the “Registration Statement”), which was filed on November 21, 2008.

A copy of the Underwriting Agreement is filed as Exhibit 1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description

Exhibit 1	Underwriting Agreement dated November 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By	/s/ David G. Gadda
David G. Gadda
Vice President, General Counsel and Secretary
Date: November 23, 2009